Exhibit 10.28
SECOND AMENDMENT TO
UL NON-QUALIFIED DEFERRED COMPENSATION PLAN
(as amended and restated effective as of January 1, 2012)
WHEREAS, UL LLC, a Delaware limited liability company (the “Company”), maintains UL Non-Qualified Deferred Compensation Plan (the “Plan”) for certain of its eligible employees;
WHEREAS, Section 7.1 of the Plan provides that the Company may amend the Plan from time to time;
WHEREAS, UL Solutions Inc. (the “Parent”) is the sole member of the Company and, accordingly, the Parent may act as the Company for all purposes;
WHEREAS, pursuant to its Charter, the Human Capital and Compensation Committee of the Board of Directors of the Parent has authority to amend the Plan at any time and for any reason, and has delegated such authority to the Parent’s management team; and
WHEREAS, the Chief Human Resources Officer of the Parent (“CHRO”), acting as the Company consistent with the foregoing recitals, desires to amend the Plan to: (i) identify the CHRO as the administrator of the Plan (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended), (ii) freeze all employer contributions under the Plan effective as of December 31, 2025, (iii) clarify the available investments under the Plan and the authority for selecting such investments, and (iv) memorialize the CHRO’s settlor authority under the Plan.
NOW THEREFORE, pursuant to the power of amendment contained in Section 7.1 of the Plan, the Plan is hereby amended as follows:
1.The definition of “Active Participant” in Article 2 is amended by adding the following new sentence to the end thereof, effective December 31, 2025, to read as follows:
“Notwithstanding the foregoing, no Employee shall become an Active Participant in the Plan after December 31, 2025.”

2.The definition of “UL Committee” in Article 2 is deleted in its entirety and the remaining sections and cross-references thereto are renumbered accordingly.
3.Article 2 is amended by adding the following new definitions at the end thereof:
“(18)     Committee. The Human Capital and Compensation Committee of the Board of Directors of UL Solutions Inc.”
“(19)    CHRO. The EVP & Chief Human Resources Officer of UL Solutions Inc.”
4.Except to the extent the Plan's terms are expressly amended by the subsequent items in this Second Amendment (which shall supersede the changes described in this Item 4), the terms “UL Committee” and “members of the UL Committee” shall be replaced with the term “CHRO” wherever the former appear in the Plan.
5.Section 3.2 is amended by adding the following new sentences to the end thereof, effective December 31, 2025, to read as follows:
“Notwithstanding the foregoing, no Participant accounts shall be credited with any amount pursuant to this Section 3.2 with respect to Valuation Dates after December 31, 2025 (i.e., based on amounts that would have been contributed on behalf of Active Participant under the Qualified Plan but for the limitations imposed by sections 401(a)(17) and 415 of the Code). For the avoidance of doubt, after December 31, 2025, each Participant shall remain eligible to direct the investment of his account pursuant to Section 3.3 and receive a distribution of his account balance pursuant to Section 4.1.”
6.Section 3.3 is amended in its entirety to read as follows:
“Section 3.3     Deemed Investment of Participant Accounts.
(a)As of each Valuation Date until the balance of a Participant’s account is paid by the Company in full, such Participant’s account shall be credited (or charged) with an additional amount based on the Participant’s investment election then in effect under the Plan. Each Participant may make an election through a system maintained by the Plan’s recordkeeper, in a manner approved by the CHRO, of designated investment options in which the Participant’s account shall be deemed to be invested for purposes of determining the amount of earnings or losses to be credited to his account. In the election, the Participant may specify that all or any percentage of his account shall be deemed to be invested, in whole percentage increments, in one or more of the investment options selected as alternative investments under the Plan from time to time by the CHRO. If a Participant fails to make an election among the investment options as described in this Section, the Participant’s account shall automatically be allocated into a default investment option, as determined by the CHRO. A Participant may elect to revise his investment election with respect to existing account allocations at any time (subject to any invested fund limitation) by submitting a request for modification to the Plan recordkeeper. Notwithstanding the foregoing, the CHRO, in its sole discretion, may impose limitations on (i) the frequency with which a Participant may allocate his accounts into or out of one or more of the investment options elected in accordance with this Section and/or (ii) the frequency with which the Participant may change the portion of his account balance allocated to each previously or newly elected investment option.

(b)The CHRO, in its sole and absolute discretion, may select the investment options for the Plan for Participants to select the deemed investment of their account. Unless the CHRO shall specify otherwise, such investment options (including the default investment option) shall be based on the investment options (including the default investment option) available from time to time under the Qualified Plan; provided, however, that a self directed brokerage account shall not be an available investment option under the hereunder. The CHRO may change, discontinue, or add to the investment options made available under the Plan at any time in its sole discretion. The rate of return of each such commercially available investment shall be used to determine the amount of earnings or losses to be credited to Participant’s account.”
7.Section 6.1 is amended in its entirety to read as follows:
“Section 6.1.    Administrative Authority.
(a)The CHRO shall be the ‘administrator’ of the Plan (within the meaning of ERISA) and shall have all administrative authority with respect to the Plan, including but not limited to the specific authority set forth herein.
(b)The CHRO shall have the duty and authority to interpret and construe the Plan in regard to all questions of eligibility, the status and rights of Participants, distributees and other persons under the Plan, and the manner, time, and amount of payment of any distribution under this Plan. The Company shall, from time to time, upon request of the CHRO, furnish to the CHRO such data and information as the CHRO shall require in the performance of its duties. Benefits under this Plan shall be paid only if the CHRO decides in its discretion that a Participant, Beneficiary or other Distributee is entitled to them.
(c)The CHRO shall be the Plan’s agent for service of legal process. The CHRO may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA (to the extent applicable to the Plan).
(d)The Company hereby indemnifies the CHRO from the effects and consequences of its acts, omissions and conduct in its official capacity, except to the extent that such effects and consequences shall result from its own willful misconduct.
(e)The CHRO may employ such counsel (who may be of counsel for the Company) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.”
8.The first sentence of Section 7.1 shall be amended in its entirety to read as follows:
“The Company, by action of the Committee or the CHRO pursuant to delegation by the Committee, may at any time and from time to time amend or modify this Plan by written instrument executed by the Company in any manner as the Committee or the CHRO shall determine.”

9.The first sentence of Section 7.2 shall be amended in its entirety to read as follows:
“The Company, by action of the Committee or the CHRO pursuant to delegation by the Committee, may at any time by written instrument executed by the Company and disclosed to Participants terminate this Plan.”

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by a duly authorized officer thereof as of this 31st day of December, 2025.

UL LLC
By:    /s/ Linda Chapin
Linda Chapin
EVP & Chief Human Resources Officer of UL Solutions Inc., the sole member of UL LLC

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